UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

March 31, 2015

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 6, 2015, Cash America International, Inc. (the “Company”) announced that Mr. Daniel R. Feehan who currently serves as the Company’s Chief Executive Officer and President has agreed to continue serving as the Company’s Chief Executive Officer until October 31, 2015. In July 2014, the Company announced that Mr. Feehan was planning to retire as President and Chief Executive Officer of the Company on April 30, 2015. Mr. Feehan has also agreed to remain employed by the Company until April 30, 2020 to serve in a non-officer advisory role following his retirement from the role of Chief Executive Officer. Mr. Feehan will remain on the Company’s Board of Directors (the “Board”) following his retirement from the role of Chief Executive Officer and will serve as the Executive Chairman of the Board from November 1, 2015 through October 31, 2016 and then will serve as the non-executive Chairman of the Board from November 1, 2016 through April 30, 2020, subject to his re-election to the Company’s Board each year by the Company’s shareholders. Jack Daugherty, the Company’s founder and current Chairman of the Board, will continue to serve as Chairman until November 1, 2015, at which time he will step down as Chairman but will continue to serve on the Board if he is elected by the Company’s shareholders.

On April 6, 2015, the Company also announced that T. Brent Stuart, the Company’s current Executive Vice President and Chief Operating Officer, will assume the role of President and Chief Operating Officer effective as of May 1, 2015. At that time, Mr. Feehan will step-down as the Company’s President, but he will continue to serve as the Company’s Chief Executive Officer until October 31, 2015. In his role as President and Chief Operating Officer, Mr. Stuart will continue to oversee the Company’s operations and will assume the additional responsibilities of overseeing the Company’s marketing, human resources and information technology functions.

The Company’s Search Committee, which was formed after Mr. Feehan announced his retirement in July 2014, will continue with its processes and expects to be ready to name a successor Chief Executive Officer in the third quarter of 2015. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Feehan Employment Agreement

On April 3, 2015, Mr. Feehan entered into a new employment agreement with the Company (the “Feehan Agreement”). Pursuant to the Feehan Agreement, Mr. Feehan’s current employment agreement, which was entered into with the Company on April 2, 2013, will remain in effect through October 31, 2015, with the following changes: Mr. Feehan’s title will change to Chief Executive Officer on May 1, 2015 and Mr. Feehan’s duties will reflect his role as Chief Executive Officer. The Feehan Agreement also provides for the following:

•	Mr. Feehan will serve as a non-officer advisory employee of the Company through April 30, 2020 and will serve as (i) Executive Chairman of the Board with a salary of $500,000 per year from November 1, 2015 through October 31, 2016 and (ii) non-executive Chairman of the Board with a salary of $250,000 per year from November 1, 2016 through the expiration of the Feehan Agreement on April 30, 2020. Mr. Feehan’s role as Chairman of the Board is subject to his re-election each year to the Company’s Board of Directors by the Company’s shareholders.

•	As Executive Chairman of the Board, Mr. Feehan will have duties generally consistent with those of a Board Chairman and will provide guidance to the management team, among other duties including those specified in the Feehan Agreement.

•

Mr. Feehan will receive a grant of restricted stock units (“RSUs”) valued at $1.5 million, which will be granted as soon as reasonably practicable following the time Mr. Feehan transfers the role of President to Mr. Stuart on May 1, 2015. The RSUs will vest in 20% installments on April 30 of each year from 2016 through 2020. The number of RSUs to be granted will be determined by dividing $1.5 million by the average closing price of the Company’s common stock during the 20 trading-day period ending on the day before the grant date. The RSU grant will have a dividend equivalent provision that allows Mr. Feehan to receive a cash payment upon vesting of any portion of his RSU award that is equivalent to the dividends, if any, that would have been payable to a shareholder during the time between the grant date and the date shares are transferred to Mr. Feehan. Other terms of the RSU grant will be generally consistent with previous time-based RSU grants made to Mr. Feehan.

•	After any short-term incentives or bonuses applicable to the 2015 calendar year are paid (which is expected to be during the first quarter of 2016), Mr. Feehan will not be eligible for any further short-term incentive payments or bonuses. Mr. Feehan will, however, be eligible to receive the same annual grant of RSUs that is made to other directors who are not officers of the Company each year following their election to the Board. Mr. Feehan will not receive any other compensation for his service on the Board other than his annual salary described above.

•	Mr. Feehan will continue to receive his salary under the Feehan Agreement for one year following termination due to death or disability or for the remainder of the term of the Feehan Agreement, whichever is less (or earlier if he is no longer incapacitated in the case of disability).

•	Mr. Feehan will continue to receive his salary under the Feehan Agreement for two years following a termination by the Board other than for just cause (as defined in the Feehan Agreement) or termination by Mr. Feehan for good reason (as defined in the Feehan Agreement) or for the remainder of the term of the Feehan Agreement, whichever is less. Mr. Feehan will also be eligible to receive, for a period of up to two years from the date of such termination, continued coverage under the Company’s medical and health care plans, and the Company will continue to pay (x) the portion of COBRA premiums that exceed the portion of health care premiums that current employees are required to pay and (y) the costs of supplemental health care benefits that exceed the portion of such costs that current officers are required to pay.

•	The Feehan Agreement also contains covenants regarding nondisclosure, nonsolicitation and noncompetition.

•	The Feehan Agreement contains a clawback provision that would allow the Company to recoup certain compensation paid to Mr. Feehan in certain circumstances in the event that there is a material restatement of the Company’s financial results.

•	The Feehan Agreement does not have any change-in-control provisions that would provide for any additional cash payments to be made to Mr. Feehan upon a change-in-control, but the above-described termination payments would still apply if a covered termination occurs following a change-in-control.

The foregoing description is qualified in its entirety to the full terms of the Feehan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

President and Chief Operating Officer

On March 31, 2015, the Board appointed Mr. T. Brent Stuart to the position of President and Chief Operating Officer effective May 1, 2015. Mr. Stuart, age 45, has served in his current role as the Executive Vice President – Chief Operating Officer of the Company since January 28, 2015. Prior to that, Mr. Stuart served as the Senior Vice President – Operations for the Company’s U.S. retail services storefront lending business from July 2010 to January 2015 and as a Regional Vice President from November 2008 to July 2010. Prior to joining the Company, Mr. Stuart held various senior leadership roles in the financial services industry, including the position of Vice President with Fremont Investment and Loan from 2006 to 2008, Senior Vice President with Nationstar Mortgage from 2004 to 2006 and Vice President with Novastar Finanical, Inc. from 2002 to 2004. He also held various leadership positions with CitiFinancial from 1994 to 2002. Mr. Stuart started his career in financial services with Norwest Finance in May 1992. Mr. Stuart holds a Bachelor of Science in Business Administration degree from Southeast Missouri State University. There is no family relationship between Mr. Stuart and any director, executive officer, or person chosen by the registrant to become a director or executive officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Stuart has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Stuart’s appointment as President and Chief Operating Officer, on May 1, 2015 his base salary will increase from $350,000 to $500,000 and his target short-term incentive award for 2015 as a percentage of base salary will increase from 70% to 75%. In addition, in 2016 Mr. Stuart will be eligible to receive long-term incentive awards (which are typically granted in the form of RSUs) with a value equivalent to 125% of Mr. Stuart’s base salary in 2016 (and he will not receive an additional RSU grant for 2015).

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 31, 2015, the Board approved the Third Amended and Restated Bylaws of Cash America International, Inc. (the “Third Amended Bylaws”). The Third Amended Bylaws were revised primarily to permit the role of President and Chief Executive Officer to be held by separate individuals and to address the role of Chairman of the Board. Listed below is a summary of the substantive changes that were made to the Third Amended Bylaws.

•	Article II, Section 2 was added to address the role of Chairman of the Board. In addition to providing procedures related to and the duties in connection with the role of Chairman, this provision states that (i) the Chairman will be elected by members of the Board and may, but is not required to, also be an employee or officer of the Company, (ii) the Chairman may be designated as an executive or non-executive Chairman, and (iii) the role of Chairman is not considered an officer position with the Company.

•	Article II, Section 3 was added and requires the Board to select a presiding outside director if the Chairman of the Board is not independent and addresses the role of the presiding outside director.

•	Article II, Section 12 was revised to permit the Chairman of the Board to receive compensation for service, including salary or other compensation deemed appropriate by the Board.

•	Article III, Section 1 was revised to state that the officers of the Company may include a separate President and Chief Executive Officer.

•	Article III, Section 4 was revised to remove the Chairman of the Board as an officer of the Company, and it now addresses the role of the Chief Executive Officer of the Company (which was addressed in Article III, Section 5 of the previous Bylaws) and permits, but does not require, the Chief Executive Officer to serve as both the Company’s President and Chief Executive Officer.

•	Article III, Section 5 was revised to address the role of President and indicates that the President shall have the duties pertaining to his office in addition to such duties as may be assigned to him by the Board or the Chief Executive Officer. The previous Bylaws required the roles of President and Chief Executive Officer to be held by the same person.

The foregoing description is qualified in its entirety to the full terms of the Third Amended Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Third Amended and Restated Bylaws of Cash America International, Inc.

10.1	Employment Agreement dated April 3, 2015 by and among Cash America International, Inc., Cash America Management L.P., a wholly-owned subsidiary of Cash America International, Inc., and Daniel R. Feehan

99.1	Press Release dated April 6, 2015

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company’s business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers, including a new Chief Executive Officer upon the retirement of the Company’s current Chief Executive Officer; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; the effect of any current or future litigation proceedings, including a claim relating to the terms of the Company’s 5.75% senior notes, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations; risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova International, Inc.; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “intends,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: April 6, 2015	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Third Amended and Restated Bylaws of Cash America International, Inc.

10.1	Employment Agreement dated April 3, 2015 by and among Cash America International, Inc., Cash America Management L.P., a wholly-owned subsidiary of Cash America International, Inc., and Daniel R. Feehan

99.1	Press Release dated April 6, 2015